Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

Subsidiary Name	Incorporated Location	Percentage Owned
Alpha and Omega Semiconductor Incorporated	California, United States	100% owned by AOS
Alpha and Omega Semiconductor (Cayman) Ltd.	Cayman	100% owned by AOS
Alpha and Omega Semiconductor (Shanghai) Co., Ltd.	China	100% owned by AOS
Alpha & Omega Semiconductor (Shenzhen) Limited	China	100% owned by AOS
Alpha & Omega Semiconductor (Hong Kong) Limited	Hong Kong	100% owned by AOS
Alpha & Omega Semiconductor (Macau), Ltd.	Macau	100% owned by AOS
Alpha & Omega Semiconductor (Taiwan) Limited	Taiwan	100% owned by AOS
Alpha & Omega Semiconductor (Germany) GmbH	Germany	100% owned by AOS
Agape Package Manufacturing Ltd.	Cayman	100% owned by AOS
Agape Limited	Hong Kong	100% owned by AOS
Jireh Semiconductor Incorporated	Oregon, United States	100% owned by AOS
Chongqing Alpha and Omega Semiconductor Limited	Chongqing, China	39.2% owned by AOS
Alpha and Omega Semiconductor International LP	Canada	100% owned by AOS
Alpha and Omega Semiconductor (Delaware) LLC	Delaware, United States	100% owned by AOS
Alpha and Omega Electronic Technology (Shanghai) Co., Ltd.	China	100% owned by AOS
Alpha and Omega Semiconductor (India) Limited	India	100% owned by AOS
Alpha and Omega Semiconductor (UK) Limited	United Kingdom	100% owned by AOS
Alpha and Omega Semiconductor (Serbia) Limited	Serbia	100% owned by AOS